UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2014, Cortex Pharmaceuticals, Inc. (the “Company”) entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with various accredited investors (each, a “Purchaser”), pursuant to which the Company sold an aggregate principal amount of $238,500.00 of its (i) 10% Convertible Notes due September 15, 2015 (“Notes”) and (ii) Warrants to Purchase Common Stock (“Warrants”). This financing represents the initial closing on a private placement of up to $1,000,000 (the “Private Placement”). One or more additional tranches in the Private Placement may close in the near future. Unless otherwise provided for in the Notes, the outstanding principal balance of each Note and all accrued and unpaid interest is due and payable in full on September 15, 2015. At any time, each Purchaser may elect, at its option and in its sole discretion, to convert the outstanding principal amount under its Note plus accrued and unpaid interest under its Note into a number of shares of the Company’s Common Stock, par value $0.001 (“Common Stock”) equal to the quotient obtained by dividing the outstanding principal amount plus any accrued and unpaid interest under such Note by $0.035. In the case of a Qualified Financing (as defined in the Purchase Agreement), the outstanding principal amount and accrued and unpaid interest under the Notes automatically convert into Common Stock, at a Common Stock equivalent price of $0.035. In the case of an Acquisition (as defined in the Purchase Agreement), the Company may elect to either: (i) convert the outstanding principal amount and all accrued and unpaid interest into shares of Common Stock or (ii) accelerate the maturity date of the Note to the date of closing of the Acquisition. The Purchasers consisted of non-affiliated investors. The Warrants are exercisable until 5:00 p.m. on September 15, 2015 at the same price per share of Common Stock at which the Notes are convertible and into the number of shares of Common Stock calculated as each Purchaser’s investment amount divided by $0.035.

Placement agent fees, brokerage commissions, finder’s fees or similar payments were made in the form of cash and warrants to qualified referral sources in connection with the sale of the Notes and Warrants. The fees paid to such referral sources in cash totaled 7% of the aggregate principal amount of the Notes issued. The fees paid in warrants to such referral sources (“Placement Agent Warrants”) are warrants exercisable until September 15, 2015 at the same price per share of Common Stock at which the Notes are convertible and into that number of shares of Common Stock  that is equal to 7% of the number of shares of Common Stock into which the Notes are convertible. The Placement Agent Warrants have a cashless exercise provision.

The Notes and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Notes and Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement (including the Form of Note and the Form of Warrant), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The Purchasers of the Notes and Warrants made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the Notes and Warrants were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Notes and Warrants were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

 Item 8.01 Other Events.

At a meeting of the Board of Directors on October 8, 2014, the Board of Directors agreed to the appointment of Richard Purcell, 54, as Senior Vice President of Research and Development. Mr. Pucell’s employment commenced on October 15, 2014 and his commitment to the Company is for 30 hours a week in order to allow him to comply with his previous commitments. His availability for the position is through his consulting firm, DNA Healthlink, Inc. with which the Company has contracted for Mr. Purcell’s services.

In addition to his role at the Company, Richard Purcell is the Acting President & Chief Operating Officer and a director of Cynvec, LLC, a private company. He is also the President and CEO of intelliSantè, Inc., a private company. He is a biopharmaceutical development specialist, with extensive experience in providing consulting services to financial, venture capital, and start-up companies to concentrate on new business strategy and clinical development of novel compounds. Previously, Mr. Purcell was president of ClinPro, Inc., a mid-sized clinical research organization (CRO), where he led this full-service, technology driven CRO specializing in Phase I, II, and III clinical trial management. His work included the design and implementation of a number of early stage clinical development programs. Prior to joining ClinPro, Mr. Purcell worked for SCP Communications, a medical communications company, where he served as Corporate Vice President and General Manager of the Clinical Programs Division. Mr. Purcell previously headed the Life Sciences Consulting Group for Kline and Company. Mr. Purcell started his career as a molecular biologist, where he developed and patented a second generation TPA with increased half-life. He has also conducted primary research and published manuscripts on the topics of AIDS and immunomodulators. Mr. Purcell graduated with a degree in Biochemical Sciences from Princeton University, and attended Rutgers Graduate School of Management focusing in marketing and finance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Purchase Agreement (including the Form of Note and the Form of Warrant).